                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                       0-23108                    Not required
      ---------                       -------                    ------------
(State of organization)       (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)
c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                                    19720
----------------------                                                  -----
(Address of principal                                                 (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                       Name of each exchange
Title of each class                                    on which each class
to be so registered                                    is to be registered
-------------------                                    -------------------
     None                                                     None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


   Series 1999-3 Floating Rate Class A Credit Card Pass-Through Certificates Series 1999-3 Floating Rate Class B Credit Card Pass-Through Certificates
   -------------------------------------------------------------------------
                                (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

                  Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 15 to 28 of the Prospectus dated March 26, 1999 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263) and "The Certificates" on pages S-21 to S-33 of the Prospectus Supplement dated March 26, 1999 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263).

Item 2.    Exhibits

                  Exhibit 4.1 (a)      Pooling and Servicing Agreement, dated as
                                       of October 1, 1993, between Greenwood
                                       Trust Company as Master Servicer,
                                       Servicer and Seller and U.S. Bank
                                       National Association (formerly First Bank
                                       National Association, successor trustee
                                       to Bank of America Illinois, formerly
                                       Continental Bank, National Association)
                                       as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust
                                       I's Registration Statement on Form S-1
                                       (Registration No. 33-71502), filed on
                                       November 10, 1993).


                  Exhibit 4.1 (b)      First Amendment to Pooling and Servicing
                                       Agreement, dated as of August 15, 1994,
                                       between Greenwood Trust Company as Master
                                       Servicer, Servicer and Seller and U.S.
                                       Bank National Association (formerly First
                                       Bank National Association, successor
                                       trustee to Bank of America Illinois,
                                       formerly Continental Bank, National
                                       Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card
                                       Master Trust I's Current Report on Form
                                       8-K, dated August 1, 1995 and filed on
                                       August 10, 1995, File No. 0-23108).

                  Exhibit 4.1 (c)      Second Amendment to Pooling and Servicing
                                       Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master
                                       Servicer, Servicer and Seller and U.S.
                                       Bank National Association (formerly First
                                       Bank National Association, successor
                                       trustee to Bank of America Illinois,
                                       formerly Continental Bank, National
                                       Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card
                                       Master Trust I's Current Report on Form
                                       8-K, dated April 30, 1996 and filed on
                                       May 1, 1996, File No. 0-23108).



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

                  Exhibit 4.1 (d)      Third Amendment to Pooling and Servicing
                                       Agreement, dated as of March 30, 1998,
                                       between Greenwood Trust Company as Master
                                       Servicer, Servicer and Seller and U.S.
                                       Bank National Association (formerly First
                                       Bank National Association, successor
                                       trustee to Bank of America Illinois,
                                       formerly Continental Bank, National
                                       Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover
                                       Card Master Trust I's Registration
                                       Statement on Form 8-A filed April 13,
                                       1998, File No. 0-23108).

                  Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

                  Exhibit 4.2 Series Supplement, dated as of April 6, 1999, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1999-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 6, 1999, File No. 0-23108).

                  Exhibit 99.1 Prospectus Supplement dated March 26, 1999 and Prospectus dated March 26, 1999 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1999-3.



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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Discover Card Master Trust I
                                            (Registrant)

                                            By:  Greenwood Trust Company
                                            (Originator of the Trust)


Dated:  April 6, 1999                       By: /s/ John J. Coane
                                               ---------------------------------
                                               John J. Coane
                                               Vice President, Chief
                                               Accounting Officer and Treasurer




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                                  EXHIBIT INDEX

Exhibit No.                                                                 Page
-----------                                                                 ----
  4.1 (a)      Pooling and Servicing Agreement, dated as of
               October 1, 1993, between Greenwood Trust Company             ----
               as Master Servicer, Servicer and Seller and U.S.
               Bank National Association (formerly First Bank
               National Association, successor trustee to Bank of
               America Illinois, formerly Continental Bank,
               National Association) as Trustee (incorporated by
               reference to Exhibit 4.1 of Discover Card Master
               Trust I's Registration Statement on Form S-1
               (Registration No. 33-71502), filed on November 10,
               1993).

  4.1 (b)      First Amendment to Pooling and Servicing Agreement,
               dated as of August 15, 1994, between Greenwood              ----
               Trust Company as Master Servicer, Servicer and
               Seller and U.S. Bank National Association
               (formerly First Bank National Association,
               successor trustee to Bank of America Illinois,
               formerly Continental Bank, National Association)
               as Trustee (incorporated by reference to Exhibit
               4.4 of Discover Card Master Trust I's Current
               Report on Form 8-K, dated August 1, 1995 and filed
               on August 10, 1995, File No. 0-23108).

  4.1(c)       Second Amendment to Pooling and Servicing Agreement,
               dated as of February 29, 1996, between Greenwood           ----
               Trust Company as Master Servicer, Servicer and
               Seller and U.S. Bank National Association
               (formerly First Bank National Association,
               successor trustee to Bank of America Illinois,
               formerly Continental Bank, National Association)
               as Trustee (incorporated by reference to Exhibit
               4.4 of Discover Card Master Trust I's Current
               Report on Form 8-K, dated April 30, 1996 and filed
               on May 1, 1996, File No. 0-23108).


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 4.1 (d)     Third Amendment to Pooling and Servicing Agreement, dated as of
             March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
             4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

 4.2 Series Supplement, dated as of April 6, 1999, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1999-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 6, 1999, File No. 0-23108).

 99.1 Prospectus Supplement dated March 26, 1999 and Prospectus dated March 26, 1999 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1999-3.



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